                                                         Exhibit 99-A(10)(d)

---------------------------------------------------------------------------------------------------------------------------------
MINNESOTA MUTUAL                                                                                 POLICY CHANGE APPLICATION PART 1
                                                                                                            UNDERWRITING REQUIRED
---------------------------------------------------------------------------------------------------------------------------------
The Minnesota Mutual Life Insurance Company - Individual Policyowner Services - 400 Robert Street North - St. Paul, Minnesota
55101-2098
---------------------------------------------------------------------------------------------------------------------------------
ALL APPLICATIONS
PERSONAL INFORMATION
---------------------------------------------------------------------------------------------------------------------------------
POLICY NUMBER(S)                                                                    INSURED'S BIRTHPLACE (State or Country)

---------------------------------------------------------------------------------------------------------------------------------
INSURED'S NAME                                                                      INSURED'S SOCIAL SECURITY NUMBER

---------------------------------------------------------------------------------------------------------------------------------
INSURED'S OCCUPATION                                                                INSURED'S INCOME

---------------------------------------------------------------------------------------------------------------------------------
OWNER'S NAME                                                                        OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

---------------------------------------------------------------------------------------------------------------------------------
OWNER'S ADDRESS (Street, City, State, Zip)
                                                                                           / / Check if new address and you
                                                                                               want our records to reflect this.
---------------------------------------------------------------------------------------------------------------------------------
EFFECTIVE DATE      / / Current                                     AMOUNT SUBMITTED                            POLICY SENT
OF CHANGE           / / Other (Indicate month and reason)           $                 / / Receipt given         / / Yes  / / No
---------------------------------------------------------------------------------------------------------------------------------

LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS

/ / Change face amount to $__________________________

/ / Change annual premium amount to $________________

    Premiums payable
    / / Annual        / / Semi-annual

    / / Quarterly     / / Direct Monthly

    / / APP/LIST BILL/PRD #__________________________

/ / Change plan of insurance to _____________________

/ / Credit a Non-Repeating Premium of $______________

    / / Increase face by Non-Repeating Premium amount

    / / Do not increase face by Non-Repeating Premium amount

    / / All or part of the Non-Repeating Premium is the result of surrendering or borrowing the cash value of another policy(ies)
        (Complete Replacement Section, page 2)

           If billable: Amount $_____________________
                        ($500.00 Minimum required)

                        Frequency ___________________
                        ($200.00 Minimum per billing with a $2,400.00 minimum annual base premium.)

/ / Cash withdrawal of $ ____________________________
    (Complete Withholding Election on page 2)

    / / Maintain same face amount


    / / Reduce face amount

    Send check direct to client  / / Yes   / / No

PRODUCT ADJUSTMENTS (POLICY REQUIRED -- IF POLICY LOST, SEE PAGE 8)


/ / Convert term insurance at attained age to:


    / / Adjustable Life          / / Variable Adjustable Life

    / / Partial conversion:

        / / Retain balance       / / Surrender balance

    / / Conversion of term agreement:

        Name_________________________________________


/ / Rollover at attained age to:

    / / Adjustable Life           / / Variable Adjustable Life
                                      (loans will be eliminated)

    Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%.


/ / Combine policies and rollover at attained age to:


    / / Adjustable Life           / / Variable Adjustable Life
                                      (loans will be eliminated)

   Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%. Policies must have same beneficiary and owner. Complete F. 17092-2a, page 16 if needed.


/ / Eliminate policy loan
    (Complete Withholding Election on page 2)

    / / Maintain same face amount

    / / Reduce face amount


    Please note: Dividend additions and accumulations will be surrendered first.


F.44096 2-92                                                   Reformat 8-95

BENEFIT AND AGREEMENT ADJUSTMENTS

/ / Maintain same total annual premium    / / Change total annual premium accordingly

                                                            CHANGE       NEW
                                          ADD     REMOVE    AMOUNT      AMOUNT
Accidental Death Benefit ...............  / /      / /       / /       $_______



Additional Insured Rider ...............  / /      / /       / /       $_______  (Complete application
                                                                                 F. 41056)
Automatic Premium Loan ................   / /      / /

Adjustable Survivorship Life Rider ....   / /      / /       / /       $_______  Designated Life _______
                                                                                 (To add, please complete
                                                                                 application for Designated Life)
Additional Term Protection .............           / /

Cost of Living Agreement ...............  / /      / /


Face Amount Increase Agreement .........  / /      / /       / /       $_______

Family Term-Children's Rider ...........  / /      / /       / /       $_______  (Complete application
                                                                                 F. 41056)
Family Term-Spouse Rider ...............  / /      / /       / /       $_______  (Complete application
                                                                                 F. 41056)
Guaranteed Protection Waiver ...........  / /      / /

Waiver of Premium Agreement ............  / /      / /

Policy Enhancement Rider ...............  / /      / /       / /        ______%  (Indicate whole number
                                                                                  between 3 - 10%)
Other ..................................  / /      / /       / /       $_______


OTHER ADJUSTMENTS


/ / Remove/reconsider rating

    / / Maintain same total annual premium    / / Reduce total annual premium accordingly

/ / Change dividend option to __________


/ / REINSTATE

    I understand that this application may be attached to and considered part of the policy to which it applies. Also, I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.



WITHHOLDING FOR TAX PURPOSES - REQUIRED INFORMATION FOR ALL CASH WITHDRAWALS AND LOAN ELIMINATIONS

Social Security Number or Tax I.D. of owner: __________________________
  (If a correct number is not provided, the IRS requires us to withhold 31% of any gain, irrespective of the withholding election)

Withholding election if reissue results in a taxable gain (Withholding is automatic if no election is made):

  / / Yes, I elect withholding                / / No, I do not elect withholding

REPLACEMENT


Will you systematically borrow, lapse, replace or surrender any existing life insurance or annuity? / / Yes  / / No

If yes, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING (COMPLETE FOR FACE INCREASE AND/OR REPLACEMENT REQUESTS.)

Do you have any life insurance in force or pending?   / / Yes   / / No

If yes, please complete below.



-------------------------------------------------------------------------------------------------
                                                                           PENDING?
 YEAR                                             POLICY      BUSINESS/   ----------    WILL IT BE
ISSUED    AMOUNT   TYPE OF COVERAGE   COMPANY    NUMBER(S)    PERSONAL    YES    NO      REPLACED?
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------


F.44096 2-92                                                    Reformat 8-95

DISABILITY AND OVERHEAD EXPENSE INSURANCE

PRE-DI '90 SERIES ADJUSTMENTS

NOTE: - Any increases to pre-DI '90 policies must be done as an exchange to the DI'90 series by completing the lower half of this page.

      - GFIA and AMIO exercises must be added to an existing DI '90 series policy or submitted as a new application.

                                                    DECREASE               NEW       BENEFIT   WAITING
                                                      RISK     REMOVE    ACCOUNT     PERIOD    PERIOD

Base .............................................    / /               $________    ________  ________

Additional Disability Monthly Income Agreement ...    / /        / /    $________    ________  ________

Additional Disability Monthly Income Agreement ...    / /        / /    $________    ________  ________

Additional Disability Monthly Income Agreement ...    / /        / /    $________    ________  ________

Guaranteed Future Insurability Agreement .........               / /    / / RETAIN

Supplementary Income Benefit .....................    / /        / /    $________

Social Security Agreement ........................    / /        / /

Proportionate Benefit Agreement ..................               / /

Additional Monthly Income Option .................               / /

Monthly Income Benefit Escalator .................    / /        / /    / / 4%  / / 6%  / / 8%  / / 10%

OVERHEAD EXPENSE POLICIES ONLY: ..................    Add      Remove

Cost of Living Agreement .........................    / /        / /

Replacement Expense Agreement ....................    / /        / /

Transitional Disability Benefit Agreement ........    / /        / /


DI '90 SERIES

PRODUCT ADJUSTMENTS (Policy required--if policy lost, see page 8)

/ /  Exchange pre-DI '90 Level Rate policy(ies) to DI-'90 Level Rate (Indicate Plan of Coverage below)

/ /  Exchange pre-DI '90 Step Rate policy(ies) to DI '90 Annual Renewable Disability Income (ARDI)
     (Indicate Plan of Coverage below)

/ /  Change Pre-DI '90 Step Rate or DI '90 ARDI policy(ies) to DI '90 Level Rate Policy. (Indicate Plan of Coverage below)
     PREMIUMS WILL BE CALCULATED AT ATTAINED AGE.

/ /  Change DI '90 Series policy Plan of Coverage (Indicate Plan of Coverage below)

     PLAN OF COVERAGE (Indicate one section -- A or B)

     A.  / / Disability Income            B.  / / Disability Income
             Insurance Policy                     Insurance Policy Plus
             (all occupation classes)             (class *P, 1*, *S, 1 only)

BENEFIT AND AGREEMENT ADJUSTMENTS

                                                                                           NEW       BENEFIT     WAITING
                                                     ADD     CHANGE   RENEW    REMOVE     AMOUNT      PERIOD     PERIOD

Base .............................................            / /                       $________    ________   ________

Additional Disability Monthly Income Agreement* ..   / /      / /               / /     $________    ________   ________

Additional Disability Monthly Income Agreement* ..   / /      / /               / /     $________    ________   ________

Additional Disability Monthly Income Agreement* ..   / /      / /               / /     $________    ________   ________

Supplementary Income Benefit .....................   / /      / /               / /     $________    ________   ________

Social Security Agreement ........................   / /      / /               / /     $________    ________   ________

Inflation Protection Agreement ...................   / /      / /               / /     / / 4%   / / 6%   / / 8%

Guaranteed Increase Agreement ....................   / /               / /      / /

Guaranteed Increase Agreement Plus ...............   / /               / /      / /

Future Income Protection Agreement ...............   / /      / / (Increase     / /     $________ aggregate
                                                                     only)

* / / Check here if this is a GFIA/FIPA/AMIO exercise. From policy # _________________________


F.44096 2-92                                                   Reformat 8-95

ADJUSTMENTS - ALL SERIES


/ / Change Occupational Class to / / *P  / /I*  / / *S   / / 1   / / 2   / / 3  Specialty __________________

/ / Remove/Reconsider

        / / Rating         / / Exclusion Rider

/ / ADD DISCOUNT (choose one selection from A, and/or select B)

    A.  / / Association Discount # ______________                          B.  / / Income Documentation
                                                                                   Discount (For 1994 Rates only)
        / / Employer/Employee Discount # ______________ (Include F. 37443)

        / / Professional Group Discount _______________
                                         Name of Group


/ / REINSTATE

    I understand that this application may be attached to and considered part of the policy to which it applies. Also I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

/ / Change contract to level rate

/ / Change dividend option to:  / / Reduce premiums  / / Accumulate  / / Cash

/ / Change premium payment frequency to:


    / / Annual  / / Semi-annual  / / Quarterly   / / Direct Monthly (must meet requirements)

    / / Automatic Payment Plan # ______________________   / / Payroll Deduction/List Bill # ______________

REPLACEMENT - COMPLETE FOR ALL INCREASES IN RISK

Will you drop any existing disability, overhead expense, or any other accident
and sickness insurance when this coverage is issued? / / Yes   / / No

If yes, I agree upon accepting this policy to drop the coverage indicated below.
Note: please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING

Do you have any disability insurance in force or pending? / / Yes / / No If yes, complete below.

List Disability with all Companies including Group, Pension or Retirement Plans, Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead Expense Plans, and any other Disability or Health Coverage. Also include coverage for which the Insured will become eligible in the next five years after a qualifying period of employment has been met.

----------------------------------------------------------------------------------------------------
                                                                            PENDING?
PAID TO                                POLICY      BENEFIT   ELIMINATION    ----------    WILL IT BE
 DATE     AMOUNT   TYPE    COMPANY    NUMBER(S)    PERIOD      PERIOD       YES    NO      REPLACED?
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

OCCUPATION

Occupational title and/or professional designation ____________________________

Nature of business ____________________________________________________________

OCCUPATIONAL DETAILS (PROVIDE DESCRIPTION OF DAILY JOB ACTIVITIES AND PERCENTAGE SPENT ON EACH)
----------------------------------------------------------------------------------------------
                                 DUTIES                                           PERCENTAGE
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

Number of years employed by current employer _______  Number of employees reporting to Insured _______

Does Insured have any part-time or full-time jobs other than the above  / / Yes  / / No

If yes, provide full details _________________________________________________________________________


F.44096 2-92                                                    Reformat 8-95

INCOME

Fill in amounts that are (or will be) shown on the insured's individual and/or business income tax returns and supporting schedules. NOTE: DO NOT LIST INCOME THAT IS NOT REPORTED TO THE IRS. Explain any significant fluctuations between years. Ask for third party income verification on all disability applications.

Complete sections A-G:

                                                                                               TWO
                                                                  CURRENT        LAST        CALENDAR
                                                                   YEAR        CALENDAR       YEARS
                                                                   19__       YEAR 19__      AGO 19__
A. EARNED INCOME (FILL IN ALL WHICH APPLY.)
   1. NON-OWNER EMPLOYEE'S SALARY, BONUS, AND PROFIT SHARING
      (Form W-2).                                               ___________   ____________   ___________

   2. a. OWNER OF REGULAR OR S CORPORATION'S SALARY AND BONUS
         (Form W-2).                                            ___________   ____________   ___________

      b. OWNER'S SHARE OF AFTER TAX CORPORATE PROFITS OR LOSSES
         (AFTER EXPENSES) provided the Insured has significant
         ownership and is active in the corporation (Form 1120
         or 1120S). If losses, indicate with parentheses.       ___________   ____________   ___________

      c. PENSION PLAN OR OTHER CONTRIBUTIONS THAT WOULD CEASE
         IF THE INSURED BECAME DISABLED.                        ___________   ____________   ___________

   3. SOLE PROPRIETOR NET INCOME, AFTER EXPENSES (Form 1040
      Schedule C).                                              ___________   ____________   ___________

   4. SHARE OF PARTNERSHIP NET INCOME, AFTER EXPENSES
      (Insured's Schedule K-1 or Form 1040 Schedule E).         ___________   ____________   ___________

   5. OTHER EARNED INCOME (describe in Remarks)                 ___________   ____________   ___________

      TOTAL EARNED INCOME                                       ___________   ____________   ___________

B. UNEARNED INCOME - This includes capital gains, interest,
   dividends, tax exempt unearned income, income from other
   investments, net rental income, pensions, annuities, and
   alimony. ITEMIZE IN REMARKS IF EXCEEDING 15% OF EARNED
   INCOME OR $125,000.                                          ___________   ____________   ___________

C. NET WORTH is the Insured's net worth, exclusive of primary
   residence, greater than $4,000,000?                                         / / Yes     / / No
   If yes, itemize the Net Worth in Remarks.

D. Premiums will be paid by:  / / Insured

                              / / Employer - Will any portion of the premium
                                  be included in your taxable income?          / / Yes     / / No
                                  If yes, provide details in Remarks

                              / / Other (indicate name and address in Remarks)



   (NOTE: Individual paid Issue and Participation limits should be used for those Insureds who are owners in a Sole Proprietorship, Partnership, or S Corporation. Employer paid Issue and Participation Limits can be used for Owners of a Regular Corporation when the Corporation is paying the premium and for Non-
   Owner Employees when the employer is paying the premium.)

E. Is the Insured self-employed, including any partial ownership?              / / Yes     / / No
   (If yes, answer questions F and G.)

F. For tax purposes the Insured's business is set up as a/an:
   / / Sole Proprietorship    / / Partnership   / / Regular Corporation   / / S Corporation

G. What is the Insured's ownership? ___%

REMARKS


F.44096 2-92                                                   Reformat 8-95

ALL PRODUCTS (COMPLETE FOR ALL REQUESTS)

SPECIAL ACTIVITIES AND OTHER INSURANCE ACTIVITY (PROVIDE DETAILS TO ALL YES ANSWERS IN ADDITIONAL INFORMATION)

A. Do you plan to change jobs or to reside or travel outside the U.S.A.         / / Yes    / / No

B. Have you, within the last five years, or do you plan in the next six
   months, to pilot a plane? (If yes, complete Aviation Statement F. 4883.)     / / Yes    / / No

C. Have you, within the last five years, or do you plan in the next six months, to engage in sky diving, organized vehicle racing, mountain climbing, hang gliding, or underwater diving?
   (If yes, complete Avocation Statement, F. 11393.)                            / / Yes    / / No

D. Have you, within the last five years, been declined, modified, rated or
   been issued with a rider for life or disability insurance?                   / / Yes    / / No

E. Within the last year, have you missed any work due to illness or injury?     / / Yes    / / No

F. Are you in the Armed Forces, National Guard, or Reserves?
   (If yes, complete Military Statement F. 4883.)                               / / Yes    / / No

G. Have you applied elsewhere for insurance within the last six months?         / / Yes    / / No

DRIVING AND CONVICTION HISTORY: (PROVIDE DETAILS IN ADDITIONAL INFORMATION)

A. In the last five years, have you been charged with a driving while intoxicated violation, had your driver's license restricted or revoked,
   or been cited with a moving violation?                                       / / Yes    / / No

B. Except for traffic violations, have you ever been convicted of a felony?     / / Yes    / / No

NON-SMOKER STATEMENT

/ / ADD NON-SMOKER DESIGNATION

    I do not currently smoke any cigarettes, nor have I smoked cigarettes for the past 12 months. (If tobacco other than cigarettes is used, list type _______________
    and frequency _______________________.) I UNDERSTAND THAT A MATERIAL MISREPRESENTATION,
    INCLUDING BUT NOT LIMITED TO STATEMENTS REGARDING MY SMOKING STATUS, MAY RESULT IN
    THE CANCELLATION OF INSURANCE AND NONPAYMENT OF ANY CLAIM.

LOST POLICY DECLARATION

/ / I am not able to find the policy(ies) listed on page 1. I agree that when the duplicate policy(ies) is issued, the original policy(ies) will be void. I also agree that if the original policy(ies) is found, it will be returned to the Company immediately.

    / / Issue duplicate policy   / / Issue certificate   / / Rollover/conversion/exchange - Issue new policy

        If rollover/conversion/exchange or duplicate requested:

        / / Lost policy fee is attached     / / See "Additional Information" for instructions on payment of lost policy fee


ADDITIONAL INFORMATION



HOME OFFICE ENDORSEMENTS

Home Office Corrections or Additions - Acceptance of the policy shall ratify changes entered here by the Company. Not to be used in CA (for disability insurance only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI or WV for changes unless agreed to in writing.


F.44096 2-92                                                  Reformat 8-95